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                                                                   Exhibit 10.5


                            CONFIRMATION OF GUARANTY


     This Confirmation of Guaranty dated as of October 31, 1997 (the "Confirmation") is given by FORE SYSTEMS, INC, a Delaware corporation (the "Guarantor") in favor of Mellon Bank, N.A., as the Tranche A Lender ("Mellon") and Mellon Financial Services Corporation #4, a Pennsylvania corporation, as the Tranche B Lender and the Certificate Purchaser ("Mellon #4"). Mellon and Mellon #4, together with each of their respective successors and permitted assigns, are referred to herein collectively as the "Funding Parties" and individually as a "Funding Party").

     WHEREAS, pursuant to a Construction Loan Agreement dated as of December 13, 1995 (the "Construction Loan Agreement") between Wilmington Trust Company, not in its individual capacity except as expressly provided therein, but solely as Certificate Trustee (the "Certificate Trustee") of BRUSH CREEK BUSINESS TRUST, a Delaware business trust (the "Trust") and Mellon, as Construction Lender, Mellon made loans to the Trust for the purpose of constructing Improvements on the Property; and

     WHEREAS, the Construction Loan Agreement contemplates that the construction loans will be refinanced through a Refinancing made by the Tranche A Lender and Tranche B Lender; and

     WHEREAS, the Guarantor, as Lessee, entered into a Lease Agreement and Open End Mortgage dated as of December 13, 1995 (the "Lease") with the Trust, by which the Lessee leases the Improvements; and

     WHEREAS, the Guarantor, pursuant to a Guaranty dated as of December 13, 1995 (the "Guaranty") guarantied to the Funding Parties the Obligations (as defined in the Guaranty); and

     WHEREAS, the Tranche A Lender and Tranche B Lender are prepared to effect the Refinancing pursuant to an Amended and Restated Term Loan Agreement dated as of the date hereof amending and restating the Construction Loan Agreement (the "Term Loan Agreement"), and as a condition thereto, each Funding Party has requested that Guarantor confirm its guaranty of the Obligations under the Guaranty.

     NOW, THEREFORE, the Guarantor, intending to be legally bound hereby, affirms as follows: (i) the Guaranty remains in full force and effect, (ii) the Guarantor consents to the execution and delivery of the Term Loan Agreement and the other Refinancing Loan Documents by the Certificate Trustee on behalf of the Trust, (iii) the Tranche A Loan and the Tranche B Loan are included within the definition of Obligations under the Guaranty and (iv) the Guarantor recognizes each of the Tranche A Lender and the Tranche B Lender as a Lender under the Guaranty, entitled to the benefits thereof.

     Capitalized terms used herein but not otherwise defined herein have the meanings specified in the Term Loan Agreement; and the rules of interpretation set forth in the Term Loan Agreement shall apply to this Confirmation of Guaranty.


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     In witness whereof, the Guarantor has executed this Confirmation for
Guaranty on the date and year first written above.

ATTEST:                                       FORE SYSTEMS, INC.



By:    /s/ CHRISTOPHER H. GEBHARDT            By:    /s/ THOMAS J. GILL
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Title: Secretary                              Title: Chief Operating Officer
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Name:  Christopher H. Gebhardt                Name:  Thomas J. Gill
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